UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 23, 2008
CC MEDIA HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53354	26-0241222

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 East Basse Road
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
(210) 822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT
Item 8.01 Other Events.
     On December 23, 2008, Clear Channel Communications, Inc. (“Clear Channel”), a subsidiary of CC Media Holdings, Inc., issued a press release announcing that (a) Clear Channel’s tender offer for its outstanding 7.65% Senior Notes due 2010 (the “7.65% Notes”) was completed and (b) the tender offers by Clear Channel’s indirect wholly-owned subsidiary, CC Finco, LLC (“CC Finco”), for (i) Clear Channel’s outstanding 6.25% Senior Notes due 2011 (the “6.25% Notes”) and outstanding 4.40% Senior Notes due 2011(the “4.40% Notes” and, together with the 6.25% Notes, the “2011 Notes”) and (ii) Clear Channel’s outstanding 5.00% Senior Notes due 2012 (the “5.00% Notes”) and outstanding 5.75% Senior Notes due 2013 (the “5.75% Notes” and, together with the 5.00% Notes, the “2012/2013 Notes”), were also completed. The 7.65% Notes, the 2011 Notes and the 2012/2013 Notes are referred to herein collectively as the “Notes”.
     Clear Channel received tenders of $252,403,000 aggregate principal amount of the 7.65% Notes (approximately 65.38% of the total outstanding principal amount of such Notes). CC Finco received tenders of $27,059,000 aggregate principal amount of the 6.25% Notes (approximately 3.61% of the total outstanding principal amount of such Notes), $26,721,000 aggregate principal amount of the 4.40% Notes (approximately 10.69% of the total outstanding principal amount of such Notes), $24,200,000 aggregate principal amount of the 5.00% Notes (approximately 8.07% of the total outstanding principal amount of such Notes) and $24,261,000 aggregate principal amount of the 5.75% Notes (approximately 4.85% of the total outstanding principal amount of such Notes). Clear Channel and CC Finco have accepted for purchase all of the Notes validly tendered (and not validly withdrawn) in the tender offers.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release of Clear Channel Communications, Inc. issued December 23, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.
Date: December 24, 2008
	By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr.
Senior Vice President, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

99.1	Press Release of Clear Channel Communications, Inc. issued December 23, 2008.